Exhibit 10.1 EXECUTIVE TRANSITION AGREEMENT U.S. Concrete, Inc. and William J. Sandbrook THIS EXECUTIVE TRANSITION AGREEMENT (“Agreement”) is made and entered into on February 12, 2020, by and between U.S. Concrete, Inc. (the “Company”) and William J. Sandbrook (“Executive”). WHEREAS, Executive currently serves as the Company’s Chief Executive Officer, pursuant to the terms of an Executive Severance Agreement he entered into with the Company on August 22, 2011 (the “Executive Severance Agreement”), as well as serving as the Company’s Chairman of the Board of Directors; WHEREAS, Executive has informed the Company that as of April 3, 2020, (the “Transition Date”), he intends to step down from his position as Chief Executive Officer and that he will not stand for reelection as Chairman of the Board, as more fully set forth in Section 2.a(ii), but that he is willing to serve as a consultant in the role of an Executive Advisor to the new Chief Executive Officer for a period of up to two years thereafter; WHEREAS, the Company wishes to not only secure the services of Executive as an Executive Advisor to ensure and facilitate a smooth transition for his successor, but to also enforce the Waiver and Release of Claims outlined in Sections 7 and 8 and the Post-Employment Obligations outlined in Section 10 of this Agreement; and WHEREAS, effective as of the Transition Date, the Company and the Executive hereby agree to terminate the Executive Severance Agreement and to substitute the terms of this Agreement for that Executive Severance Agreement; and NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows: 1. Executive Severance Agreement; Executive Transition Agreement. a. The parties agree that the terms of the Executive Severance Agreement shall continue in effect until the Transition Date upon which time it shall terminate and be of no further force or effect. The parties agree that the termination of the Executive Severance Agreement and the change in Executive’s role hereunder does not constitute a severance-eligible termination of employment or trigger a severance event or other rights under the Executive Severance Agreement. b. Subject to Executive’s employment with the Company until the Transition Date, the Company shall retain Executive under this Agreement as an Executive Advisor for the period commencing on the Transition Date and continuing until the first anniversary of the Transition Date (the "Transition Period”), unless terminated earlier in accordance with Section 4 hereof. Both 1

Exhibit 10.1 parties agree that this Transition Period may be extended, with no less than 60-day’s notice, for an additional one-year period through the second anniversary of the Transition Date, but only with the mutual consent of both the Company and the Executive. c. On the Transition Date, Executive hereby automatically, and without any further action, resigns from any and all officer positions with the Company, including, without limitation, Chief Executive Officer. 2. Position and Duties. a. Positions. (i) Chief Executive Officer; Chairman of the Board. Prior to the Transition Date, Executive shall continue to serve as the Chief Executive Officer and Chairman of the Board, subject to the terms and conditions of the Executive Severance Agreement. (ii) Chairman of the Board; Non-Executive Director. Both parties agree that Executive shall remain in his role as Chairman of the Board through the 2020 Annual Shareholders Meeting but that Executive will not stand for reelection as Chairman. Rather, at the Annual Shareholders Meeting, the Company and the Board shall nominate Executive for election to continue to serve on the Board in a capacity other than Chairman. If Executive is re-elected to the Board, he agrees to serve and be compensated as a Non-Executive Director through his elected term. (iii) Executive Advisor. During the Transition Period, Executive shall serve as an Executive Advisor to the Company under the terms of this Agreement. As Executive Advisor, Executive shall perform such duties and responsibilities as set forth on Exhibit A hereto and as may reasonably be requested from time to time by the Company’s Chief Executive Officer. Executive shall report directly to the Chief Executive Officer and agrees to undertake and faithfully perform all of his assigned and requested duties and responsibilities. b. Consultant; Independent Contractor. (i) The parties agree that Executive is retained during the Transition Period as an Executive Advisor only for the purposes and to the extent set forth in this Agreement, and that Executive’s relation to the Company shall be that of a consultant and an independent contractor. (ii) As a consultant and an independent contractor, Executive shall be free to use and dispose of such portion of Executive’s time, energy and skill as Executive is not obligated to devote hereunder to the Company, in such manner as Executive sees fit, and to such persons, firms or corporations as Executive deems advisable so long as same does not conflict with the provisions of this Agreement. Executive shall have complete discretion to determine the details, methods and means by which Executive provides the services outlined on Exhibit A. (iii) Executive shall not be considered an employee of the Company and unless specifically provided for either within this Agreement, Executive shall not be entitled to any bonus, incentive, equity award, retirement benefit, or any other benefit extended by the Company to any of its employees including but not limited to the U.S. Concrete 2020 Cash Incentive Plan, the U.S. Concrete 401(k) Savings Plan, and the U.S. Concrete, Inc. Long Term Incentive Plan. 2

Exhibit 10.1 (iv) Executive specifically acknowledges that effective as of the Transition Date, the Company will no longer make any premium payments on his behalf for any life insurance policy previously paid by the Company while Executive was Chief Executive Officer. (v) All payments made to or on behalf of Executive during the Transition Period shall be included in Executive’s compensation and reported on an IRS Form 1099. Executive acknowledges that the Company shall not withhold nor pay any amounts for federal, state or local income tax, social security, unemployment, or workers’ compensation insurance, and that Executive shall have full and exclusive responsibility for the payment of any taxes levied, assessed or resulting from any services Executive shall perform pursuant to this Agreement. c. Availability, Standard of Services, and Compliance with Law. Executive agrees that he will: (i) Be reasonably available to provide services to the Company for a maximum of 20 hours during any one week during the Transition Period; and (ii) Perform all services in a timely and professional manner, in compliance with all applicable laws, rules and regulations of the United States and any state in which his services are provided, with a level of care, skill and diligence that a prudent professional acting in a like capacity and familiar with such matters would use. d. Litigation Cooperation. In addition to the duties and responsibilities listed on Exhibit A, Executive shall reasonably cooperate with the Company in the defense or prosecution of any claims or actions now in existence or that may be brought in the future against or on behalf of the Company that relate to events or occurrences that transpired while Executive was the Chief Executive Officer of the Company. Executive’s cooperation in connection with such claims or actions shall include, but not be limited to, being available to meet with counsel, to prepare for discovery or trial, and to act as a witness on behalf of the Company. e. Work Location. The parties acknowledge that Executive will have access to an office at the Company’s headquarters in Euless, Texas, but to the extent practicable, Executive may work from his home office. Further, it is the expectation of both parties that Executive shall be required to travel from time-to-time to complete certain of the consulting services contemplated by this Agreement. f. Limitations. Executive acknowledges that without prior written consent of the Company’s CEO, he shall not have the authority to act or make decisions for, give instructions to, or make commitments on behalf of the Company, and shall not hold himself out to any party as having any such authority. g. Other Boards. During the Transition Period, Executive may serve on the board of directors of other entities and may pursue passive investments; provided that such activities do not unreasonably interfere with his duties and responsibilities hereunder or create a conflict of interest with the Company. 3. Compensation and Benefits. Subject to the terms and conditions in this Agreement, the Company shall compensate Executive with the following compensation and benefits: 3

Exhibit 10.1 a. Annual Fee. An annual fee during the Transition Period of four hundred fifty thousand dollars ($450,000), which will be paid in substantially equal monthly installments. b. LTIP Awards. (i) Future Awards. Executive agrees and acknowledges that as of the Effective Date of this Agreement and continuing through the Transition Period, Executive shall not be eligible for any additional long-term stock incentive awards. (ii) Time-Based Awards. The vesting schedule of all long-term, time-based stock incentive awards currently held by Executive as of the Transition Date shall be accelerated so that all time-based awards shall formally vest for Executive on the Transition Date. (iii) Performance-Based Awards. Any unvested long-term performance-based stock incentives awarded to Executive on March 1, 2017, and March 1, 2018, shall be forfeited effective as of the Transition Date. All of the unvested performance-based stock incentives awarded to Executive on March 1, 2019, shall remain outstanding through the appropriate performance cycle and will vest, if at all, based upon the actual performance achieved by the Company, subject to the Executive remaining with the Company as an Executive Advisor as of the day of vesting. Those March 1, 2019, performance-based awards which do not vest as a result of not achieving the defined levels of performance as established by the Compensation Committee shall be forfeited at the conclusion of the performance cycle. c. Health and Welfare Benefits. Pursuant to the Consolidated Omnibus Budget Reconciliation Act (COBRA), Executive shall continue to fully participate in the Company’s medical and dental benefit plans as elected as of the Transition Date with the understanding that the Company will pay 100% of all applicable insurance premiums for a period of 18-months from the Transition Date. At the conclusion of the 18-month COBRA benefit period, and for an additional 12-months (for benefit coverage totally 30-months from the Transition Date), the Company will identify coverage for Executive under the closest comparable plans and pay 100% of all applicable premiums for the benefit of Executive. d. Accrued and Unused Vacation. Within 15-business days following the Transition Date, the Company will pay, by lump sum less all appropriate taxes and withholdings, the cash equivalent of 30-days of Executive’s accrued and unused annual vacation benefits. e. Relocation of Household Goods. In recognition that the Company paid for Executive to relocate from his home in Atlanta, Georgia, to Texas, the Company will pay all expenses associated with shipping Executive’s household goods back to Atlanta, Georgia. This benefit must be used within the Transition Period or be forfeited. Further, the payment of relocation expenses is capped at $25,000, and, Executive must provide receipts and documentation in support of all relocation expense. f. Reimbursement of Expenses. The Company shall reimburse Executive for all reasonable business expenses, including travel expenses, paid or incurred by Executive in connection with the performance of his duties and responsibilities during the Transition Period, 4

Exhibit 10.1 upon presentation by Executive of documentation, expense statements, vouchers and/or such other supporting information as the Company may reasonably request. g. Retirement Benefit Plans. While Executive will no longer be an eligible participant in either the U.S. Concrete 401(k) Savings Plan or the U.S. Concrete Deferred Compensation Plan as of the Transition Date, Executive acknowledges that any distribution from either plan will be determined by the plan’s rules or the distribution elections previously made by Executive. h. Upon termination of this Agreement, Executive shall be allowed to retain both his Company provided cell phone and iPad. 4. Termination during Transition Period. The retention of Executive as a consultant under this Agreement shall terminate upon the occurrence of any of the following, subject to the provisions of Section 5. For avoidance of doubt, any termination of employment of Executive prior to the Transition Date for any reason shall be governed by the Executive Severance Agreement, and upon any such termination, the provisions of this Agreement shall be of no further force or effect. a. Termination by Executive. Executive may elect to terminate this Agreement at any time during the Transition Period upon sixty (60) days advance written notice to the Company. b. Termination by Company without Cause. At the election of the Company, Executive’s role as Executive Advisor may be terminated without Cause upon sixty (60) days advance written notice to Executive. If Executive is terminated without Cause, then, except as otherwise provided in this Agreement, the payments set forth in Section 5.c shall be in complete accord and satisfaction of any claim that Executive may have for compensation or payments of any kind from the Company. c. Termination by Company for Cause. At the election of the Company, Executive’s role as Executive Advisor during the Transition Period may be terminated for Cause upon written notice by the Company to Executive. For purposes of this Agreement, Cause for termination shall be deemed to exist upon: (i) Executive’s willful and continued failure to perform his principal duties (other than any such failure resulting from incapacity due to injury, accident, illness, or physical or mental incapacity) as reasonably determined by the Chief Executive Officer or the Board; (ii) Executive’s theft or embezzlement of the Company’s money, equipment, or securities; (iii) The conviction of Executive of, or the entry of a pleading of guilty or nolo contendere by Executive to any felony or misdemeanor involving moral turpitude or dishonesty; or (iv) A material breach of this Agreement by Executive and the failure of Executive to cure such breach within ten (10) business days of written notice thereof specifying the breach. No act or omission on the part of Executive shall be considered “willful” unless it is done by Executive in bad faith or without reasonable belief that Executive’s action was in the best interests of the Company. 5

Exhibit 10.1 d. Death or Disability. Both parties agree that this Agreement shall terminate upon the death or disability of Executive. For purposes of this Agreement, Executive shall be deemed to have a disability when Executive is unable, by reason of illness or injury and with or without a reasonable accommodation, to perform duties on behalf of the Company for a period of 60-days. 5. Effect of Termination. a. Termination by Executive. If this Agreement is voluntarily terminated by Executive during the Transition Period upon sixty (60) days advance written notice to the Company, Executive shall be entitled to only the compensation and benefits otherwise vested and payable to him under Section 3 of this Agreement as of the date of the termination (“Accrued Benefits”). All other obligations and responsibilities outlined within this Agreement, for the benefit of either party including but not limited to Compensation and Benefits, Change in Control, and Post-Employment Obligations, are expressly understood to be fulfilled, no longer binding, and/or null and void, with no further obligation or responsibility owed to either party as of the date of termination. b. Termination by Company for Cause. If this Agreement is terminated during the Transition Period by the Company for Cause, Executive shall be entitled to only the Accrued Benefits. c. Termination for Death or Disability. If Executive’s consulting services are terminated by death or because of disability pursuant to Section 4.d, the Company shall pay or provide to the estate of Executive or to Executive, as the case may be, the Accrued Benefits. d. Termination by Company without Cause. If Executive’s consulting services are terminated by the Company without Cause pursuant to Section 4.b, the Company shall pay or provide to Executive: (i) The Accrued Benefits; (ii) A lump-sum amount equal to the remaining portion of the Annual Fee, as provided in Section 3.a, which would have otherwise been paid to Executive through the second anniversary of the Transition Date; (iii) Continuation of Executive’s health and welfare benefits (pursuant to the terms and conditions of the applicable plan) as provided for in Section 3.d; and (iv) The parties acknowledge and agree that the payments and benefits to Executive described in this Section 5.c shall be contingent upon Executive’s signing and executing a general release of claims within forty-five (45) days following termination of this Agreement. The Company shall commence payment of such benefits within 15-business days from the date the release becomes irrevocable. Any cash payments made pursuant to this Section 5.c shall be paid to Executive in a lump sum. 6

Exhibit 10.1 6. Change in Control. In the event of a Change in Control (whether by purchase, merger, consolidation, share exchange, or otherwise) of substantially all of the business, properties and/or assets of the Company during the Transition Period, this Agreement shall terminate and Executive shall receive all of the following Change in Control benefits: a. If the Change in Control occurs during the first 12-months of the Transition Period: (i) A lump sum equal to the pro rata portions of both the Annual Fee and Board of Director’s annual Total Cash Compensation, plus an additional amount equal to the Annual Fee and the Board’s annual Total Cash Compensation; (ii) Continuation of Executive’s Company-provided health and welfare benefits (pursuant to the terms and conditions of the applicable plan) as provided for in Section 3.d; and (iii) All unvested stock awards granted to Executive prior to the date of the Change in Control shall, notwithstanding any contrary provision of any applicable plan or agreement covering any such stock awards, fully vest and become exercisable in full upon the consummation of the Change in Control and any restrictions or forfeiture conditions applicable to any such awards shall lapse immediately upon the consummation of the Change in Control. b. If the Transition Period is mutually extended and the Change in Control occurs prior to the second anniversary of the Transition Date: (i) A lump sum equal to the pro rata portions of both the Annual Fee and Board of Director’s annual Total Cash Compensation Executive would have otherwise received during the remaining portion of the Transition Period; (ii) Continuation of Executive’s Company-provided health and welfare benefits (pursuant to the terms and conditions of the applicable plan) as provided for in Section 3.d; and (iii) All unvested stock awards granted to Executive prior to the date of the Change in Control shall, notwithstanding any contrary provision of any applicable plan or agreement covering any such stock awards, fully vest and become exercisable in full upon the consummation of the Change in Control, and any restrictions or forfeiture conditions applicable to any such awards shall lapse immediately upon the consummation of the Change in Control. 7. Waiver and Release of the Company. In exchange for the Compensation and Benefits detailed in Section 3 and intending to be legally bound, Executive knowingly, voluntarily, and fully releases and discharges the Company, and all of its employees, officers and directors from all claims and charges, including attorneys’ fees, based upon or arising by reason of any damage, loss, or in any way related to his employment with the Company or his separation from employment. Executive understands and agrees that, in signing this document, he is waiving and releasing any and all claims, charges, and rights against the Company and any of its officers, agents, affiliates and employees through the date of this Agreement (whether known to him or unknown to him) that could have been raised under common law, equity, or under any federal, state or local statute, regulation, or ordinance, including but not limited to the following: a. Claims of age discrimination under the Age Discrimination in Employment Act and the Older Workers Benefit Protection Act. 7

Exhibit 10.1 b. Claims of discrimination and/or retaliation in employment under Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act, the Texas Fair Labor Standards Act, the Texas Payday Law, and any other federal, state or local law. c. Claims for violation of the Employee Retirement Income Security Act of 1974. d. Claims under the Family Medical Leave Act. e. Claims for breach of contract. f. Claims for wrongful discharge, invasion of privacy, defamation and any other common law tort or statutory claim. g. Claims for attorneys’ fees, costs or expenses. 8. Age Discrimination in Employment Act Waiver. With respect to Executive’s waiver of rights under the Age Discrimination in Employment Act and the Older Workers Benefit Protection Act, Executive expressly acknowledges that he has been informed of and understands the following rights: a. That he should consult an attorney before executing this Agreement. b. That he is not waiving any rights that accrue after the Transition Date. c. The Compensation and Benefits set forth in Section 3 are in addition to anything of value to which he is already entitled. d. That he will have twenty-one days from the date this Agreement is given to him within which to consider whether or not to sign the Agreement. e. For a period of seven days following his signing the Agreement, he may reconsider and revoke the Agreement with the understanding that the Agreement shall not be become effective or enforceable by either party until the seven days has expired. Accordingly, the “Effective Date” of this Agreement will be the eighth day after Executive signs and returns it to Mark Peabody, Vice President, Human Resources, 331 N. Main Street, Euless, TX 76039. 9. Confidential Information. a. Executive acknowledges that during his employment with the Company and through the Transition Period, he occupied a position of trust and confidence with respect to the Company’s affairs and business and had access to the Company’s trade secrets and other confidential and/or proprietary information (“Confidential Information”). Executive agrees that both during his employment and as an Executive Advisor, he will use his best efforts and utmost diligence to preserve, protect, and prevent the disclosure of such Confidential Information. Executive acknowledges that as used herein, Confidential Information includes, but is not limited 8

Exhibit 10.1 to, all product designs, pricing information, billing histories, customer requirements, customer lists, employee lists, salary information, personnel matters, financial data, operating results, acquisition plans, contractual relationships, projections for new business opportunities for new or developing businesses, and technological innovations in any stage of development. Confidential Information also includes, but is not limited to, all notes, records, software, drawings, handbooks, manuals, policies, contracts, memoranda, sales files, or any other documents generated or compiled by any employee of the Company. Such information is, and shall remain, the exclusive property of the Company, and Executive agrees that he shall promptly return all such information to the Company upon conclusion of this consulting agreement. b. The Executive agrees to take the following steps to preserve the confidential and proprietary nature of the Company’s Confidential Information. (i) Non-Disclosure. During and after Executive’s employment with the Company and subsequent engagement as an independent contractor, Executive will not use, disclose or transfer any of the Company’s Confidential Information or materials other than as authorized by the Company within the scope of his duties with the Company, and will not use in any way other than in Company’s business any of the Company’s Confidential Information, including information or material received by the Company from others and intended by the Company to be kept in confidence by its recipients. (ii) Return All Materials. Executive will return to the Company all the Company’s Confidential Information, materials and copies of the foregoing at any time upon the request of the Company and without such request at the termination of this Agreement. Executive agrees not to retain any copies of any of the Company’s Confidential Information and materials for any reason. (iii) Computer Security. Executive agrees only to use computer resources (both on and off Company’s premises) for which he has been granted access and then only to the extent authorized. Executive agrees to comply with all Company policies and procedures, including, but not limited to, those concerning computer security. c. Notwithstanding anything herein to the contrary, in accordance with the Defend Trade Secrets Act, 18 U.S.C. § 1833(b), and other applicable law, nothing in this Agreement or any other agreement or policy shall prohibit Executive from, or expose Executive to criminal or civil liability under federal or state trade secret law for: (i) Filing a charge or complaint with, communicating with, participating in any investigation or proceeding that may be conducted by, or otherwise directly or indirectly sharing the Company’s trade secrets or other Confidential Information (except information protected by the Company’s attorney-client or work product privilege) with an attorney or with any federal, state, or local government agencies, regulators, or officials, for the purpose of investigating or reporting a suspected violation of law (including but not limited to a whistleblower retaliation claim), whether in response to a subpoena or otherwise, without notice to the Company; (ii) Disclosing trade secrets in a complaint or other document filed in connection with a legal claim (including but not limited to a whistleblower retaliation claim), provided that the filing is made under seal, and any trade secret information is only disclosed pursuant to court order; or 9

Exhibit 10.1 (iii) Discussing or disclosing information related to Executive’s general duties or responsibilities and/or regarding wages, as defined by applicable law. 10. Post-Employment Obligations. Executive acknowledges that his services to the Company have been and may continue to be special and unique; that he has had access to the Company’s customers and confidential information; and, that the Company would not have entered into this Agreement but for the restrictions contained in this Section 10. Therefore, Executive agrees: a. Non-Compete. During all times that this Agreement remains in effect (the “Restricted Period”), Executive will not directly or indirectly, individually or as an officer, director, executive, shareholder (except if he is a shareholder of less than 1% of a publicly traded security), consultant, contractor, partner, joint venturer, agent, equity owner, or in any capacity whatsoever, engage in or promote any business that is competitive with the business of the Company in any geographic area in which the Company does or plans to do business while Executive was employed or engaged as an independent contractor, including but not limited to the United States and Canada. A business competitive with the Company is defined as a business engaged in either the manufacture and distribution of ready-mix concrete or the mining of sand and aggregate materials used in the manufacturing of ready mix concrete. b. Non-Solicitation and Non-Interference with Customers and other Business Relationships. During the Restricted Period, Executive will not, directly or indirectly, knowingly solicit (other than on behalf of the Company) business or contracts for any products or services of the type provided, developed or under development by the Company from or with (i) any person or entity which was a customer of the Company for such products or services as of, or within one year prior to Executive’s Transition Date, or (ii) any prospective customer which the Company was soliciting as of, or within one year prior to Executive’s Transition Date. Further, Executive shall not during the Restricted Period knowingly interfere or attempt to interfere with any transaction, agreement or business relationship in which the Company was involved during Executive’s employment with the Company. c. Non-Solicitation of Employees and Contractors. During the Restricted Period, Executive shall not knowingly solicit any person employed by the Company, or who within 180 days of Executive’s Transition Date had been so employed by the Company, to leave the employ of the Company. Further, during the Restricted Period, Executive will not knowingly solicit any contractor of the Company to terminate or reduce its business with the Company. d. Executive Acknowledgement. Executive acknowledges that the geographic boundaries, scope of prohibited activities, and time duration of the preceding paragraphs are reasonable in nature and no broader than are necessary to protect the legitimate business interests of the Company. e. Non-Disparagement. Executive will not at any time make any statement, written or oral, to any person or entity, including in any forum or media, or take any action, in disparagement of the Company, its affiliates, the Board, or any current, former or future shareholders, officers, directors, or employees, or take any other action that may disparage any shareholders, officers, 10

Exhibit 10.1 directors, or employees to the general public, investors, potential investors, business partners, or potential business partners. 11. Injunctive Relief. Executive acknowledges that the restrictions contained in Section 10 of this Agreement are reasonable and necessary to protect the business and interests of the Company, and that Executive’s breach or threatened breach of these restrictions will cause the Company substantial irreparable injury. Accordingly, in addition to the Company’s right to arbitrate disputes hereunder, the Company shall be entitled to seek and obtain emergency equitable relief, including a temporary restraining order and/or preliminary injunction, in aid of arbitration, from any state or federal court of competent jurisdiction, without first posting a bond, to restrain such breach or threatened breach. Upon the issuance (or denial) of an injunction, the underlying merits of any dispute will be resolved in accordance with the arbitration provisions of Section 12 of this Agreement. Executive further acknowledges and agrees that the covenants contained herein are necessary for the protection of the Company’s legitimate business interests and are reasonable in nature, duration, and scope. 12. Arbitration. Except as provided in Section 11 of this Agreement: a. The parties irrevocably and unconditionally agree that any past, present, or future dispute, controversy, or claim arising under or relating to this Agreement; arising under any federal, state, local, or foreign statute, regulation, constitution, law, ordinance, or the common law; or arising in connection with the Executive’s engagement by the Company or resignation thereof involving Executive, on the one hand, and the Company or any of its affiliates, on the other hand, including both claims brought by the Executive and claims brought against Executive, shall be submitted for resolution to binding arbitration as provided herein; provided that nothing herein shall require arbitration of a claim or charge which, by law, cannot be the subject of a compulsory arbitration agreement. b. The parties further agree to arbitrate solely on an individual basis, that this Agreement does not permit class arbitration or any claims brought as a plaintiff or class member in any class or representative arbitration proceeding, that the arbitrator may not consolidate more than one person’s claims and may not otherwise preside over any form of a representative or class proceeding, and that claims pertaining to different similarly situated individuals will be heard in separate proceedings. c. Any such arbitration shall be administered by the American Arbitration Association (“AAA”); shall be conducted in accordance with AAA’s Commercial Arbitration Rules and Procedures, as modified herein; and shall be conducted by a single arbitrator. Such arbitration will be conducted in Texas, and the arbitrator will apply Texas law, including federal statutory law as applied in Texas courts. Except as set forth in Section 11, above, the arbitrator, and not any federal or state court, shall have exclusive authority to resolve any dispute relating to the interpretation, applicability, enforceability, and/or formation of this Agreement, including any dispute as to whether (i) a particular claim is subject to arbitration hereunder, and/or (ii) any part of this Section 12 is void or voidable. The arbitral award shall be in writing, shall state the reasons for the award, and shall be final and binding on the parties. Executive shall treat the arbitration as strictly confidential, and shall not disclose the existence or nature of any claim, defense, or argument; any 11

Exhibit 10.1 documents, correspondence, pleadings, briefings, exhibits, testimony, evidence, or information exchanged or presented in connection with any claim, defense, or argument; or any rulings, decisions, or results of any claim, defense, or argument (collectively, “Arbitration Materials”) to any third party, with the sole exception of the Executive’s legal counsel, who Executive shall ensure complies with these confidentiality terms. In the event the Company substantially prevails in an action involving Executive breach of any provision of Section 10 or Section 12 hereunder, such party shall be entitled to an award including its reasonable attorneys’ fees and costs, to the extent such an award is permitted by law. Except as otherwise provided herein, the arbitrator otherwise shall not have authority to award attorneys’ fees or costs, punitive damages, compensatory damages, damages for emotional distress, penalties, lost opportunities, or any other damages or relief not measured by the prevailing party’s actual out-of-pocket losses, except to the extent such relief is explicitly available under a statute, ordinance, or regulation pursuant to which a successful claim is brought. In agreeing to arbitrate the parties’ claims hereunder, the parties hereto hereby recognize and agree that they are waiving their right to a trial in court and/or by a jury, including Executive’s waiver of any right or ability to participate in any class, collective, or multi-party action against the Company or its affiliates. d. In the event of any court proceeding to challenge or enforce an arbitrator’s award, the parties hereby consent to the exclusive jurisdiction of the state and federal courts sitting in Dallas, Texas; agree to exclusive venue in that jurisdiction; and waive any claim that such jurisdiction is an inconvenient or inappropriate forum. The parties agree to take all steps necessary to protect the confidentiality of the Arbitration Materials in connection with any court proceeding, agree to use their reasonable best efforts to file any court proceeding permitted herein and all Confidential Information (and all documents containing Confidential Information) under seal, and agree to the entry of an appropriate protective order encompassing the confidentiality terms of this Agreement. 13. Code Section 409A Compliance. Notwithstanding anything contained in this Agreement to the contrary, all Compensation and Benefits to be paid or provided to Executive pursuant to Section 3 are intended to satisfy the requirements of Section 409A so as to avoid the imposition of any additional taxes or penalties thereunder, and all terms, conditions and provisions of this Agreement shall be interpreted and applied in a manner consistent with this intent. a. If it is determined that any payment, distribution, transaction, or any other action or arrangement contemplated by this Agreement would, if undertaken, cause Executive to become subject to any additional taxes or penalties under Section 409A, such payment, distribution, transaction, or other action or arrangement shall not be given effect to the extent it causes such result and the related provisions of the Agreement will be deemed modified or, if necessary, suspended in order to comply with the requirements of Section 409A. b. If any payment, distribution, transaction, or any other action or arrangement contemplated by this Agreement constitutes “nonqualified deferred compensation” under Section 409A, such payment, distribution, transaction, or any other action or arrangement will, be made only upon Executive’s “separation from service” (within the meaning of Section 409A). For purposes of this Section 12 and to the extent necessary to avoid taxes under Section 409A, references to Executive’s Transition Date shall mean a “separation from service.” 12

Exhibit 10.1 (i) Notwithstanding anything contained in this Agreement to the contrary, any payment(s) of “nonqualified deferred compensation” required to Executive due to his “separation from service” will, to the extent necessary to avoid taxes under Section 409A, be delayed for the six-month period immediately following such “separation from service” and will instead be paid on the day immediately following such six-month period or as soon as administratively practicable thereafter. (ii) Any payment(s) of “nonqualified deferred compensation” payable more than six months following Executive’s “separation from service” will be paid at the time or times the payments are otherwise scheduled to be made. 14. Governing Law. This Agreement shall be construed, interpreted, and enforced in accordance with the laws of the State of Texas, regardless of the laws that might otherwise govern under applicable principles of conflicts of law. 15. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of both parties and their respective successors and assigns, including any corporation with which or into which the Company may be merged or which may succeed to its assets or business, provided, however, that the obligations of the Executive are personal and shall not be assigned by him. 16. Indemnification. The Company, to the extent that it does so generally for its officers and directors and to the extent permitted by its corporate by-laws, shall provide Executive with directors and officers liability insurance and shall indemnify, defend, and hold Executive harmless from and against any and all demands, claims, damages, and expenses relating to any acts or omissions he performs on behalf of the Company as an Executive Advisor. 17. Severability; Modification. If any provision or clause of this Agreement is found to be invalid or unenforceable under governing law: a. This Agreement shall be considered severable and divisible, and the remaining provisions of this Agreement shall remain in full force and effect; and b. An arbitrator or court of appropriate jurisdiction shall have the authority to amend or “blue pencil” such offending provision or clause so as to make it fully valid and enforceable to the maximum extent permitted under applicable law as evidenced by the parties’ intent hereunder. 18. Entire Agreement. This Agreement (including Exhibit A) constitutes the entire agreement between the parties and supersedes all prior agreements and understandings, whether written or oral, relating to Executive’s engagement by the Company as a consultant or independent contractor, and/or Executive’s employment with or resignation from the Company including but not limited to the Executive Severance Agreement. Both parties agree that this Agreement may be amended or modified only by a written instrument executed by both the Company and Executive. IN WITNESS WHEREOF, the parties hereto have executed, or caused their duly authorized representatives to execute, this Agreement to be effective as of the first date set forth above. 13

Exhibit 10.1 U.S. CONCRETE, INC. By: /s/ Mark B. Peabody Mark B. Peabody Title: Vice President, HR Date: February 12, 2020 /s/ William J. Sandbrook William J. Sandbrook Date: February 12, 2020 14

Exhibit 10.1 Exhibit A Executive Advisor: Duties and Responsibilities In accordance with Section 2 of the Executive Transition Agreement and throughout the Transition Period, Executive shall perform such duties and responsibilities as an Executive Advisor which shall primarily relate to (1) the transition of his role to the new CEO, (2) continued participation in industry and/or government-related boards and committees, and (3) fulfilling his function as a member of the Company’s Board of Directors, in each case as set forth in more detail below. 1. CEO Transition a. Work with the CEO to ensure a smooth transition of duties. b. Work with key customers and clients in connection with CEO transition. c. Communicate with management and other key employees in connection with CEO transition. d. Assist in the transition of other key relationships to CEO, including outside financial, legal, accounting, consulting relationships. e. Mentor and advise the CEO, as appropriate. f. Advise and provide support to CEO and management for implementation of key strategic initiatives. g. Advise CEO in connection with mergers, acquisitions, dispositions and other corporate transactions. h. Provide assistance and consultation in connection with the transition and messaging to analysts, investors and other constituents. 2. Industry/Company Representative a. Assist the CEO in the development and implementation of a transition plan to support the replacement of Executive on industry and/or government-related boards and committees. b. Attend and participate in selected industry conferences as requested. c. Serve as a spokesperson for the Company in connection with key topics related to the industry as well as governmental matters and regulatory affairs affecting the Company. d. Review the Company’s annual report and annual proxy statement and provide any input. 3. Board Meetings and Related Matters a. Attend Board meetings while continuing to serve as a Director, subject to the Company’s by-laws. b. Provide assistance and consultation to the CEO on matters of Board administration.